UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 is incorporated herein by reference.

On May 21, 2021, in connection with the closing of the asset acquisition described below under Item 2.01, Chicken Soup for the Soul Entertainment Inc. (the “Company”), and certain of its subsidiaries (the Company and such subsidiaries collectively referred to herein as the “Borrowers”) entered into a credit, security and guaranty agreement (“Credit Agreement”) with MidCap Financial Trust (“MidCap”). Capitalized terms used, but not defined, in this Item 1.01 of this Current Report on Form 8-K (this “Report”) have the meanings ascribed to them in the Credit Agreement, a copy of which is annexed to this Report as Exhibit 10.1.

The Credit Agreement provides the Borrowers with revolving loans in an aggregate principal amount not to exceed $20,000,000 (“Revolving Loan Commitment”) at any time outstanding (the “Loans”). On the closing date, Borrowers made an initial draw down on the Loans of approximately $18.3 million. Under certain circumstances, the Revolving Loan Commitment may be increased to $30 million. The availability under the Loans at any time is subject to the Borrowing Base, which is equal to 85% of the Eligible Accounts (the accounts receivable of the Borrowers’ qualified under the terms of the Credit Agreement) minus the sum of all Reserves.

The proceeds of the Loans were or will be used by the Company for funding part of the asset acquisition described below under Item 2.01 and for working capital purposes.

The Loans are secured by the Borrowers’ accounts receivable and the contracts underlying such accounts receivable, and other related assets, but not intellectual property.

The Loans bear interest at the sum of the LIBOR Rate plus 4% per annum. Interest on the Loans is payable in arrears on the first day of each month and on the maturity of the Loans. The Borrowers shall pay a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the outstanding Loans during the preceding month multiplied by (ii) 0.50% per annum. Such fee is to be paid monthly in arrears on the first day of each month. The Borrowers shall also pay certain minimum balance fees, if applicable, and collateral management, audit, and other fees, as prescribed by the Credit Agreement. Concurrently with the initial borrowing under the Credit Agreement, the Borrowers paid to MidCap, as Agent to the Lenders, a total of $241,449, including $41,449 for certain diligence fees, and an origination fee of $200,000.

The Borrowers may borrow, repay and reborrow under the Loans prior to the maturity date, subject to the terms, provisions and limitations set forth in the Credit Agreement.

The Credit Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants.

Under the Credit Agreement, Borrower is required to maintain minimum liquidity in the form of Borrowing Base availability or, as may be agreed by Agent, cash on hand in an aggregate amount of not less than $6,000,000.

Item 2.01	Completion of Acquisition or Disposition of Assets

General

On May 21, 2021, the Company consummated its acquisition of the principal assets of Sonar Entertainment, Inc. (“SEI’) ”) and certain of the direct and indirect subsidiaries of SEI (collectively, “Sonar”), pursuant to the terms of an asset purchase agreement (“APA”), dated as of April 8, 2021, by and among the Company, Halcyon Television LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Halcyon”), and, with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with the Company and Halcyon, the “CSSE Buyer”), on the one hand, and Sonar, on the other hand.

The Company believes that its acquisition of the Sonar assets accelerates the Company’s strategy to build the leading independent AVOD streaming service in four key ways:

•	expanding its original television content development pipeline;
•	improving margins by increasing its IP rights ownership;
•	accelerating the Company’s ability to launch the Chicken Soup for the Soul branded AVOD network; and
•	providing a faster path to growing the Company’s international television production and distribution activities.

As previously announced by the Company, it will use the Sonar assets and other assets of the Company to form a new television studio to be called Halcyon, which will be headed by David Ellender. Ellender and his team have developed, produced, financed and distributed shows such as The Shannara Chronicles (MTV/Netflix), Taboo (BBC/FX), The Son (AMC), Mr. Mercedes (DirecTV), Das Boot (Sky Europe), Hunters (Amazon Prime), Alien Xmas (Netflix) and Mysterious Benedict Society (Disney+). The new Halcyon studio will continue developing and producing the current and future high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

The Company’s wholly owned subsidiary, Screen Media Ventures LLC, will distribute the extensive film and television library acquired by the Company in the assets acquisition. The library of over 1,000 titles, over 4,000 hours of programming, ranging from classic shorts of Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios) to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia (produced by RHI, Robert Halmi International). Sonar’s library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards.

In connection with the closing, the Company received a $20 million secured credit facility, agented by MidCap, the proceeds of which were used, in part, to fund part of the initial purchase price provided for in the APA. The terms of the related Credit Agreement are described above under Item 1.01.

APA Closing and Related Transactions

Pursuant to the APA, CSSE Buyer purchased assets from Sonar (the “Purchased Assets”), including all of Sonar’s existing video content libraries, development slates, licenses and distribution contracts, and other assets related to Sonar’s businesses, including all of Sonar’s copyrights, trademarks and accounts receivable (“Accounts Receivable”). The equity interests owned by Sonar Entertainment, Inc. in its wholly owned subsidiary, Sonar Canada Inc. (“Sonar Canada”), were sold directly to Parkside. CSSE Buyer assumed only the obligations of Sonar that relate to the ownership and operation of the Purchased Assets on and after Closing May 21, 2021).

The Purchased Assets did not include certain assets of Sonar identified in the APA as “Excluded Assets,” including certain claims and actions, insurance policies, employment agreements and cash.

In consideration for the Purchased Assets, CSSE Buyer paid to Sonar an initial cash purchase price of $ $18,900,000.00 and from time to time will be required to pay additional purchase price based on the performance of the acquired assets as prescribed by Section 3.1 of the APA. In addition, Parkside paid Sonar separate cash consideration for the Sonar Canada Interests.

During the 18-month period following the closing, CSSE Buyer has the right (the “Buyout Option”), exercisable upon written notice to Sonar during such period, to buy out all future entitlements (i.e., additional purchase price and other entitlements not yet due and payable to Sonar as of the date of such notice) in exchange for a one-time payment to Sonar as prescribed by the APA.

In connection with the transaction, the Company formed a new subsidiary, CSS AVOD Inc. (“CSS AVOD”), and issued shares (“CSS AVOD Shares”) of common stock, representing 5% of the after-issued equity of CSS AVOD, to MidCap Financial Trust, as Agent. At any time during the three-year period immediately following the 18-month anniversary of the APA closing (such three-year period, the “Put Election Period”), MidCap, as Agent, shall have the right upon 60 days’ prior written notice (“Put Notice”) to CSSE to require CSSE to purchase such CSS AVOD Shares for $11.5 million (“Put Election”).

Representations and Warranties

The APA contains representations and warranties of each party relating to, among other representations, (a) proper organization and similar corporate matters, (b) authority relative to the APA, and (c) no conflict; required filings and consents. The representations and warranties of Sonar also include, among other representations, those relating to (i) absence of undisclosed liabilities, (ii) litigation, (iii) employees, (iv) taxes, and (v) liens on and ownership of the Purchased Assets. The parties each have limited indemnification obligations and rights under the terms of the APA, including with respect to breaches of certain representations and warranties and assumed and excluded liabilities. The indemnification rights of CSSE Buyer are subject to the requirements that CSSE Buyer proceed first against representations and warranties insurance to be obtained by CSSE Buyer, and thereafter subject to a prescribed limit as set forth in the APA.

Certain Liens

Certain of the Purchased Assets, including the Current TV Contracts (as defined in the APA) but not any other Project Assets related to the Current TV Projects (as defined in the APA) other than the Current TV Project entitled “Mr. Mercedes”, Library Accounts Receivable (as defined in the APA), and the contracts pursuant to which they are payable and the library and Project Assets related thereto (including any such assets owned by Sonar Canada or its subsidiaries) and the proceeds of the foregoing (each as defined in the APA), remain subject to certain liens in favor of MidCap Financial Trust, as administrative agent (“MidCap”) for itself and other lenders under a credit facility it has provided to Sonar. MidCap’s lien on the Library Accounts Receivable shall terminate on the date that 100% of same have been collected and additional purchase price payments payable in respect thereof have been paid by CSSE Buyer pursuant to the APA. MidCap’s lien on the Library and Project Assets shall terminate on the earlier of (a) if a Put Election is timely made, receipt by Sonar (or its assignee) of the put purchase price and (b) solely if no Put Election has been made, 180 days following the 18-month anniversary of the Closing.

CSSE Buyer has agreed that so long as MidCap’s liens remain effective, CSSE Buyer shall abide by certain covenants, including maintaining the Library and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising a part of the Purchased Assets.

Accounting Treatment of Transaction

In accordance with ASC 805, “Business Combinations”, the Company will account for the transaction by applying the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the assets acquired and the liabilities assumed in a business combination be measured at their fair values as of the closing date of the transaction.

The results of operations of Sonar’s operations will be included in the Company’s consolidated statements of operations as of the Closing. The Company’s acquisition of the Purchased Assets is expected to have a material, positive impact on the Company’s consolidated financial position, results of operations and cash flows.

While the Company believes that the acquisition of the Sonar assets will be materially beneficial to the operations of the Company, the Company may not be able to efficiently integrate the acquired assets into its operations. Such integration could take time and require the Company to expend material resources, diverting same from other established operations of the Company. Further, even if such assets are fully and timely integrated into the Company’s operations, it may not realize the anticipated operating and financial benefits of the acquisition.

The transaction is structured to ensure that Sonar Canada’s operations will continue to meet applicable Canadian control regulatory requirements in relation to television and film production companies, to the continued benefit of the Canadian film production industry.

Additional Information

The foregoing is only a summary of the material terms of the APA and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the APA, which is filed as an exhibit to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 is incorporated herein by reference. The issuance and sale of the shares of common stock of CSS AVOD described therein were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Press Release

On May 24, 2021, the Company issued a press release announcing its entry into the APA. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Rule 8-04 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the latest date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	Asset Purchase Agreement (“Agreement”), dated as of April 8, 2021, by and among Chicken Soup for the Soul Entertainment, Inc. (“Company”), Halcyon Television LLC, a wholly owned subsidiary of the Company, and Sonar Entertainment, Inc. (“Sonar”) and those subsidiaries of Sonar set forth on Exhibit 1 to the Agreement. (1)

10.1	Credit, Security and Guaranty Agreement, dated as of May 21, 2021, by and among Chicken Soup for the Soul Entertainment, Inc., the other Borrowers and Credit Parties (each as defined therein) from time to time party hereto, Midcap Financial Trust, a Delaware statutory trust, individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.*

99.1	Press Release issued April 9, 2021 (1)

99.2	Press Release issued May 24, 2021

* The schedules and exhibits to the agreements listed above have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chicken Soup for the Soul Entertainment, Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

(1)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on April 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2021	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer